                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novelos Therapeutics, Inc.

We consent to the use of our report dated February 9, 2005, in the Registration
Statement of Novelos Therapeutics, Inc. on form SB-2, relating to the registration of 14,831,798 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this registration statement.

Stowe & Degon
Worcester, MA
November 16, 2005